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                                                                      EXHIBIT 21

                            NIPSCO INDUSTRIES, INC.
                   LIST OF SUBSIDIARIES AS DECEMBER 31, 1994

     All subsidiaries are incorporated in Indiana, except for Elm Energy and Recycling (UK) Ltd., which is incorporated in United Kingdom and Triumph Natural Gas, Inc., which is incorporated in Delaware. All subsidiaries are wholly-owned unless otherwise indicated.

801 East Corp.

Hamilton Harbour Insurance Services, Ltd.

Kokomo Gas and Fuel Company

Lakeside Energy Corporation

NIPSCO Capital Markets, Inc.

NIPSCO Development Company, Inc.
     Its subsidiaries are:
         Analytic Systems Laboratories, Inc.(1)
         Elm Energy and Recycling (UK) Ltd.(1)
         G. R. Clark Corporation
         Harbor Coal Company
         JOF Transportation Company
         KOGAF Enterprise, Inc.
             Its subsidiary is:
                 Metals Technology Corporation(2)
         Lake Erie Land Company
             Its subsidiary is:
                 SCC Services, Inc.
         NDC Douglas Properties, Inc.
         NIPSCO International Power Systems Company
         NIPSCO Security Services, Inc.
         Process and Control Technology Corporation
         RIC, Inc.
             Its subsidiary is:
                 Cardinal Property Management, Inc.
         Riverside Caloric Company

NIPSCO Energy Services, Inc.
     Its subsidiaries are:
         Crossroads Pipeline Company
         NIPSCO Energy Trading Corp.
         NIPSCO Fuel Company, Inc.
             Its subsidiary is:
                 NFCO Acquisition Company
         NI-TEX, Inc.
         Triumph Natural Gas, Inc.(3)

North Lake Energy Corporation

Northern Indiana Fuel and Light Company, Inc.
     Its subsidiary is:
         Northern Indiana Trading Company

Northern Indiana Public Service Company
     Its subsidiaries are:
         NIPSCO Exploration Company, Inc.
         Shore Line Shops, Incorporated

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(1) Majority-owned subsidiary of NIPSCO Development Company, Inc.
(2) Majority-owned subsidiary of KOGAF Enterprises, Inc.
(3) Majority-owned subsidiary of NIPSCO Energy Services, Inc.